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                                                                    EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement Forms S-8 No. 333-36933 and S-8 No. 333-61717 pertaining to the Specialty Care Network, Inc. and 1996 Equity Compensation Plan of our report dated March 17, 2000, with respect to the consolidated financial statements and schedule of Healthgrades.com, Inc. (formerly Specialty Care Network, Inc.) and subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 1999.



                                             /s/ ERNST & YOUNG LLP
                                             -----------------------------
                                             Ernst & Young LLP


Denver, Colorado
March 30, 2000